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                                                                   EXHIBIT 10.17

                        WAIVER AND REPLACEMENT AGREEMENT

                                  July 19, 2001

U.S. Technologies Inc.
1130 Connecticut Avenue, N.W.
Suite 700
Washington, DC 20036
Attn: Gregory Earls, Chairman
      and Chief Executive Officer

Dear Sir:

         Reference is made to: (i) the Agreement and Plan of Merger, dated as of February 28, 2001, among U.S. Technologies Inc. ("USXX"), U.S. Technologies Acquisition Co. and Yazam.com Inc., as amended March 22, 2001 (the "Merger Agreement") and (ii) the Certificate of Designations, Preferences and Rights of Series F Convertible Preferred Stock of USXX ("Series F Preferred Stock"), filed with the Secretary of State of Delaware on March 27, 2001 (the "Certificate of Designations").

         The undersigned hereby irrevocably waives the following: (i) its rights contained in the fourth sentence of Section 5.06 of the Merger Agreement and
(ii) its rights contained in Section 5 (Redemption) of the Certificate of Designations.

         By its execution below, USXX hereby agrees that beginning on September 30, 2002, and for a period of ninety (90) days thereafter, the undersigned shall have the right to require USXX to redeem the undersigned's shares of Series F Preferred Stock at a purchase price of $300.00 per share (as adjusted for any combinations, consolidations, stock distributions or stock dividends or similar events with respect to such shares); provided, however, that USXX shall not be obligated to effect such a redemption unless certificates evidencing such shares of Series F Preferred Stock being redeemed are either delivered to USXX or its transfer agent or the holder notifies USXX or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to USXX to indemnify USXX from any loss incurred by it in connection therewith.

         In the event that all of the holders of Series F Preferred Stock enter into waiver and replacement agreements with USXX on terms identical to those contained herein (other than the provision contained in the preceding paragraph), then USXX, if requested by the undersigned, shall use its best efforts to amend its Certificate of Designations in a manner consistent with the terms of this Waiver and Replacement Agreement (such amendment not to include the provision contained in the preceding paragraph).

         By its execution below, USXX or any direct or indirect subsidiaries hereby agree not to enter into any agreement (other than on the same terms and conditions as set forth above) to repurchase or redeem any shares of Series F Preferred Stock held by Texas Pacific Group or any of its direct or indirect subsidiaries without the prior written consent of the undersigned.


                                                                   Exhibit 10.17
                                                                          Page 1

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U.S. Technologies Inc.
July 19, 2001
Page 2


         The construction and performance of this Waiver and Replacement Agreement shall be governed by the laws of the State of Delaware without regard to its principles of conflict of laws, and the state and federal courts of Delaware shall have exclusive jurisdiction over any controversy or claim arising out of or relating to this Waiver and Replacement Agreement.

         The terms and conditions of this letter shall inure to the benefit of and be binding upon the respective successors and assigns of USXX and the undersigned.

         This Waiver and Replacement Agreement may be executed in one or more counterparts, each of which shall be an original and both of which, when taken together, shall constitute one and the same instrument.

                                 Sincerely,

                                 CEVP Investment I, LP
                                 For and on behalf of CEVP, Ltd., as general partner of CEVP General Partner, LP, as general partner of CEVP Investment I, LP


                                 By   /s/ Daniel A. Daniello
                                   ---------------------------------------------
                                   Name: Daniel A. Daniello
                                   Title: Director


AGREED TO AND ACKNOWLEDGED BY:

U.S. TECHNOLOGIES INC.


By: /s/ Gregory Earls
   ------------------------------------
   Gregory Earls, Chairman and
   Chief Executive Officer


                                                                   Exhibit 10.17
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